As filed with the Securities and Exchange Commission on May 26, 2023 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________
THE GAP, INC.
(Exact name of registrant as specified in its charter)
_______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	94-1697231 (I.R.S. Employer Identification No.)

Two Folsom Street San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

_______________________________________
The Gap, Inc. 2016 Long-Term Incentive Plan
(Formerly known as “The Gap, Inc. 2011 Long-Term Incentive Plan,”
“The Gap, Inc. 2006 Long-Term Incentive Plan” and “The Gap, Inc. 1996 Stock Option and Award Plan”)
(Full title of the plan)
_______________________________________
Julie Gruber, Esq.
The Gap, Inc.
Two Folsom Street
San Francisco, CA 94105
(Name and address of agent for service)
(415) 427-0100
(Telephone number, including area code, of agent for service)
Copy to:
Brett Cooper
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
(415) 773-5700
_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in this Part I will be delivered to the participants in The Gap Inc. 2016 Long-Term Incentive Plan (the “LTIP”) as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this registration statement on Form S-8 (the “Registration Statement”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the Commission on March 14, 2023;

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in clause (a) above (other than any portions thereof not deemed to be filed); and

(c)	The description of the Registrant’s Common Stock set forth in the Company’s registration statement on Form 8‑A, filed with the Commission on June 10, 1976, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold (other than any documents or portions thereof not deemed to be filed) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
The Registrant’s Amended and Restated Certificate of Incorporation (as amended) provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “GCL”), as such law currently exists or may be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.
Under the Registrant’s Amended and Restated Bylaws, each director and officer of the Registrant is entitled to indemnification to the fullest extent permitted by the laws of the State of Delaware against all costs, charges, expenses (including attorneys’ fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan incurred in connection with any threatened, pending or completed action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Registrant or serving at the request of the Registrant as a director or officer of an entity affiliated with the Registrant, provided that the standards of conduct specified in the GCL have been satisfied. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine that such person is fairly and reasonably entitled to indemnification.
The Registrant carries insurance policies indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Registrant for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.
Item 7.     Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney of Directors					X
99.1	The Gap, Inc. 2016 Long-Term Incentive Plan (as amended and restated effective May 9, 2023)	DEF 14A	1-7562	Annex A	March 29, 2023
107	Filing Fee Table					X

Item 9.     Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on May 26, 2023.

THE GAP, INC.
(Registrant)
By:	/s/ Bob L. Martin
Bob L. Martin
Interim Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bob L. Martin	Interim Chief Executive Officer and Director	May 26, 2023
Bob L. Martin	(Principal Executive Officer)

/s/ Katrina O’Connell	Executive Vice President and Chief Financial Officer	May 26, 2023
Katrina O’Connell	(Principal Financial and Accounting Officer)

*	Director	May 26, 2023
Richard Dickson

*	Director	May 26, 2023
Elisabeth Donohue

*	Director	May 26, 2023
Robert J. Fisher

*	Director	May 26, 2023
William S. Fisher

*	Director	May 26, 2023
Tracy Gardner

*	Director	May 26, 2023
Kathryn Hall

*	Director	May 26, 2023
Amy Miles

*	Director	May 26, 2023
Chris O’Neill

*	Director	May 26, 2023
Mayo A. Shattuck III

*	Director	May 26, 2023
Tariq Shaukat

*	Director	May 26, 2023
Salaam Coleman Smith

*By:	/s/ Julie Gruber
Julie Gruber
Attorney-in-Fact**
_____________
** By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Registration Statement.